UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2004 (November 3, 2004)

Chiron Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-12798	94-2754624
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4560 Horton Street, Emeryville, CA		94608
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (510) 655-8730

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item  5.02.             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 4, 2004, Chiron Corporation announced the creation of an interim position of Chief Operating Officer (“COO”), and appointed Dr. Jack Goldstein as COO, and Gene Walther, as the Company’s Acting President, Chiron Blood Testing effective as of November 3, 2004.

Dr. Goldstein, age 57, joined Chiron in September 2002 as Vice President and President, Chiron Blood Testing Division.  From 2000 to 2002, Dr. Goldstein was General Partner at Windamere Venture Partners, L.L.C., a venture fund making investments in early stage biotechnology, pharmaceutical, medical device and diagnostic companies.  From 1997 to 2001, Dr. Goldstein was President and CEO of Applied Imaging Corporation, a leading supplier of instrument systems for prenatal and cancer genetics.  From 1999 until 2002, Dr. Goldstein also served as Chairman of the Board of Applied Imaging Corporation and continues to serve as a Director of that corporation and one of its wholly-owned subsidiaries, Circulating Tumor Cell, Inc.  From 1986 to 1997, Dr. Goldstein worked for Johnson & Johnson in various executive management positions, including President of Ortho Diagnostic Systems and Executive Vice President of Professional Diagnostics at Johnson & Johnson World Headquarters.  Dr. Goldstein holds a B.A. degree in Biology from Rider University, an M.S. in Immunology and a Ph.D. in Microbiology from St. John’s University.

In August 2002, Chiron entered into an agreement with Dr. Jack Goldstein, Vice President and President, Chiron Blood Testing, effective September 3, 2002.  The terms of Dr. Goldstein’s agreement include: (i) a base salary of $400,000 per year (which was increased to $442,000 on March 1, 2004); (ii) participation in Chiron’s annual incentive plan under which he is entitled to receive an annual cash bonus equal to 60% of his base salary if the targeted level of performance is satisfied, with a maximum bonus of 120% if performance substantially exceeds the targeted level; (iii) a grant of options to purchase 200,000 shares of Chiron’s common stock under Chiron’s 2004 Stock Compensation Plan (the “Stock Plan”), as to which 50,000 shares vested on the first anniversary of Dr. Goldstein’s employment with Chiron and the remaining 150,000 shares vest ratably monthly thereafter for 36 months; (iv) eligibility to receive annual grants of stock options under Chiron’s executive long-term incentive plan based upon individual, function and corporate performance; (v) eligibility to receive annual grants of stock options under Chiron’s Stock Plan.   Dr. Goldstein’s agreement also provided for an upfront payment of $150,000, associated with temporary living arrangements for up to one year from his date of hire, of which amount Dr. Goldstein would have been required to repay $12,500 for each month or part of month less than 12 months worked, if he left Chiron voluntarily within one year of his hire date.  In lieu of reimbursement for relocation expenses, Chiron provided Dr. Goldstein a lump-sum payment of $428,878 in 2003.  The agreement also provides that Dr. Goldstein is covered by Chiron’s executive change in control severance benefit plan, which provides that if Dr. Goldstein’s employment with Chiron is terminated involuntarily by Chiron without cause or by him for good reason within 24 months following a change in control, he will be eligible to receive a minimum lump sum severance payment equal to the sum of: (i) two times his base salary; (ii) two times his highest target bonus established for the year immediately preceding the change in control; and (iii) his unpaid base salary and any earned but unpaid bonus for the year in which the termination occurs.  (Novartis AG’s purchase of up to 79% of Chiron’s common stock does not constitute a change in control for purposes of this severance benefit).  Dr. Goldstein was reimbursed for financial/tax planning services in 2003.

Mr. Walther, age 50, joined Chiron in August 1998, initially as a consultant, and was appointed Vice President, Commercial Development, North America and Asia Pacific in January 2001.  From 1995 to 1998, Mr. Walther was Vice President, Global Marketing and International Sales for Gen-Probe, Incorporated.  From 1991 to 1995 Mr. Walther owned and operated a Seattle-based manufacturing company involved in producing equipment for the outdoor recreational industry.  From 1984 to 1991 he was head of sales and marketing for Seattle-based Genetic Systems.  Prior to this, Mr. Walther worked for Abbott Diagnostics and American Hospital Supply Corporation in a variety of sales, marketing and business development roles.  Mr. Walther holds a B.S. degree in Microbiology and Immunology from Michigan State University and a Masters of Business Administration from the University of Washington.

In October 2000, Chiron entered into an agreement with Mr. Gene W. Walther, Divisional Vice President; Chiron Blood Testing Commercial Development.  The terms of Mr. Walther’s agreement include: (i) a base salary of $180,000 per year (which was increased to $221,000 on March 1, 2004); (ii) participation in Chiron’s annual incentive plan under which he is entitled to receive an annual cash bonus equal to 0% to 60% with a target of 30% of his base salary if the targeted level of performance is satisfied; (iii) a grant of options to purchase 20,000 shares of Chiron’s common stock under Chiron’s 2004 Stock Compensation Plan (the “Stock Plan”), as to which the first 25% of the shares vested on the first anniversary of Mr. Walther’s employment with Chiron and the remaining shares vest ratably monthly thereafter for 36 months; (iv) eligibility to receive annual grants of stock options under Chiron’s Stock Plan.   Mr. Walther’s agreement also provided for an upfront payment of $30,000 paid upon his hire date. An addendum dated January 2001 to Mr. Walther’s October 2000 agreement also provided for additional upfront bonus of $50,000 paid in connection with Mr. Walther’s participation in Chiron Blood Testing’s NAT bonus program.  Chiron further agreed to provide assistance with Mr. Walther’s relocation to the Bay area from Seattle, Washington.

Chiron issued a press release on November 4, 2004, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, regarding recent management appointments.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit Number

99.1 Press release issued November 4, 2004.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIRON CORPORATION
(Registrant)

Date: November 5, 2004	By:	/s/ Ursula B. Bartels
Ursula B. Bartels
Vice President and
General Counsel